Registration No. 333-
=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                       ___________________

                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                     KENTUCKY POWER COMPANY
     (Exact name of registrant as specified in its charter)

Kentucky                                               61-0247775
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)             Identification No.)

1701 Central Avenue
Ashland, Kentucky                                           41101
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  800-572-1141

                   ARMANDO A. PENA, Treasurer
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
                        1 Riverside Plaza
                      Columbus, Ohio 43215
                          614-223-2850
    (Name, address and telephone number of agent for service)

  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Simpson Thacher & Bartlett    Dewey Ballantine
425 Lexington Avenue          1301 Avenue of the Americas
New York, NY  10017-3909      New York, NY  10019-6092
Attention:  James M. Cotter   Attention:  E. N. Ellis, IV
                        ________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AT SUCH TIME OR TIMES AFTER THE EFFECTIVE DATE OF THE REGISTRATION
STATEMENT AS THE REGISTRANT SHALL DETERMINE.
                        ________________

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]
     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]
     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.
[ ]
     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]


                 CALCULATION OF REGISTRATION FEE

                              Proposed     Proposed
Title of Each                  Maximum     Maximum
   Class of        Amount     Offering    Aggregate    Amount of
Securities to       to be       Price      Offering   Registration
be Registered    Registered   per Unit*     Price*        Fee
-------------    ----------   ---------   ---------   ------------

    Debt
 Securities     $100,000,000    100%    $100,000,000    $30,304

*Estimated solely for purpose of calculating the registration fee.
                         ______________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

==================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

         SUBJECT TO COMPLETION, DATED SEPTEMBER __, 1997



PROSPECTUS


                     KENTUCKY POWER COMPANY
                          $100,000,000
                         Debt Securities

     Kentucky Power Company (the "Company") intends to offer, from time to time, up to $100,000,000 aggregate principal amount of its unsecured debt securities, consisting of debentures, notes or other unsecured evidences of indebtedness (collectively, the "New Notes"). The New Notes will be offered in one or more series in amounts, at prices and on terms to be determined at the time or times of sale. The title, aggregate principal amount, denomination, interest rate or rates (or manner of calculation thereof), maturity or maturities, initial public offering price, if any, redemption provisions, if any, any listing on a national securities exchange and other specific terms of each series of New Notes in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus supplement and/or pricing supplement thereto ("Prospectus Supplement").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Company may sell the New Notes through underwriters, dealers or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale. See "Plan of Distribution" herein.

     The date of this Prospectus is September __, 1997.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT RELATING HERETO, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THIS PROSPECTUS NOR THIS PROSPECTUS AS SUPPLEMENTED BY ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY UNDERWRITER, AGENT OR DEALER IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH UNDERWRITER, AGENT OR DEALER TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THIS PROSPECTUS AS SUPPLEMENTED BY ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.


                      AVAILABLE INFORMATION

     THE COMPANY IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT") AND IN ACCORDANCE THEREWITH FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). SUCH REPORTS AND OTHER INFORMATION MAY BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT 450 FIFTH STREET, N.W., WASHINGTON, D.C., 20549; CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS, 60661; AND 7 WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK 10048. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE SEC, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AT PRESCRIBED RATES. THE SEC MAINTAINS A WEB SITE AT HTTP://WWW.SEC.GOV CONTAINING REPORTS, PROXY STATEMENTS AND INFORMATION STATEMENTS AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE SEC, INCLUDING THE COMPANY. CERTAIN OF THE COMPANY'S SECURITIES ARE LISTED ON THE NEW YORK STOCK EXCHANGE, WHERE REPORTS AND OTHER INFORMATION CONCERNING THE COMPANY MAY ALSO BE INSPECTED.


               DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the SEC are incorporated in this Prospectus by reference:

     -- The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

     -- The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. WRITTEN REQUESTS FOR COPIES OF SUCH DOCUMENTS SHOULD BE ADDRESSED TO MR. G.
C. DEAN, AMERICAN ELECTRIC POWER SERVICE CORPORATION, 1 RIVERSIDE PLAZA, COLUMBUS, OHIO 43215 (TELEPHONE NUMBER: 614-223-1000). THE INFORMATION RELATING TO THE COMPANY CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT RELATING HERETO DOES NOT PURPORT TO BE COMPREHENSIVE AND SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE DOCUMENTS INCORPORATED BY REFERENCE.


                        TABLE OF CONTENTS
                                                             Page
                                                             ----
Available Information. . . . . . . . . . . . . . . . . . . . . 2
Documents Incorporated by Reference. . . . . . . . . . . . . . 2
Table of Contents. . . . . . . . . . . . . . . . . . . . . . . 3
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . 3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 4
Ratio of Earnings to Fixed Charges . . . . . . . . . . . . . . 4
Description of New Notes . . . . . . . . . . . . . . . . . . . 4
Recent Developments. . . . . . . . . . . . . . . . . . . . . . 9
Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . .10
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Plan of Distribution . . . . . . . . . . . . . . . . . . . . .10


                           THE COMPANY

     The Company is engaged in the generation, purchase, transmission and distribution of electric power to approximately 167,000 customers in an area in eastern Kentucky, and in supplying electric power at wholesale to other utilities and municipalities in Kentucky. Its principal executive offices are located at 1701 Central Avenue, Ashland, Kentucky 41101 (telephone number: 800-572-
1141). The Company is a subsidiary of American Electric Power Company, Inc. ("AEP") and is a part of the American Electric Power integrated utility system (the "AEP System"). The executive offices of AEP are located at 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000).


                         USE OF PROCEEDS

     The Company proposes to use the net proceeds from the sale of the New Notes to redeem or repurchase certain of its outstanding debt, to fund its construction program, to repay short-term indebtedness incurred in connection with such purchase or its con-struction program and for other corporate purposes. Proceeds may be temporarily invested in short-term instruments pending their application to the foregoing purposes.

     The Company has estimated that its construction costs (inclusive of allowance for funds used during construction) for 1997 will be approximately $65,000,000. At August 31, 1997, the Company had approximately $56,425,000 of short-term unsecured indebtedness outstanding.


               RATIO OF EARNINGS TO FIXED CHARGES

     Below is set forth the ratio of earnings to fixed charges for each of the twelve month periods ended December 31, 1992 through 1996 and June 30, 1997:

              12-Month
            Period Ended                Ratio
            ------------                -----

          December 31, 1992             2.29
          December 31, 1993             1.95
          December 31, 1994             2.30
          December 31, 1995             2.22
          December 31, 1996             1.88
          June 30, 1997                 2.10


                    DESCRIPTION OF NEW NOTES

     The New Notes will be issued in one or more series under an Indenture to be entered into between the Company and Bankers Trust Company, as Trustee (the "Trustee"), as may be supplemented and amended from time to time by one or more supplemental indentures (the "Indenture"). Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

     All Notes (including the New Notes) to be issued under the Indenture are herein sometimes referred to as "Notes". Copies of the Indenture, including the form of supplemental indenture and Company Order pursuant to which each series of the New Notes may be issued, are filed as exhibits to the Registration Statement.

     The following statements include brief summaries of certain provisions of the Indenture under which Notes will be issued. Such summaries do not purport to be complete and reference is made to the Indenture for complete statements of such provisions. Such summaries are qualified in their entirety by such reference and do not relate or give effect to provisions of statutory or common law.

GENERAL

     The New Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured debt of the Company, except debt that by its terms is subordinated to the unsecured debt of the Company. The Indenture provides that Notes may be issued thereunder without limitation as to aggregate principal amount and may be issued thereunder from time to time in one or more series or one or more Tranches thereof, as authorized by a Board Resolution and as set forth in a Company Order or one or more supplemental indentures creating such series. (Section 2.01).

     Substantially all of the fixed properties and franchises of the Company are subject to the lien of its first mortgage bonds (the "Bonds") issued under and secured by a Mortgage and Deed of Trust, dated as of May 1, 1949, as previously supplemented and amended by supplemental indentures, between the Company and Bankers Trust Company, as trustee.

     The New Notes are not convertible into any other security of the Company. Except as may otherwise be described in a prospectus supplement, the covenants contained in the Indenture do not limit the amount of other debt, secured or unsecured, which may be issued by the Company. In addition, the Indenture does not contain any provisions that afford holders of Notes protection in the event of a highly leveraged transaction involving the Company.

MATURITY, INTEREST, REDEMPTION, COVENANTS AND RESTRICTIONS AND
PAYMENT

     Information concerning the maturity, interest, if any, redemp-tion provisions, if any, sinking fund, if any, any covenants or restrictions, such as limitations on liens or dividend restrictions, and payment with respect to any series of the New
Notes will be contained in a Prospectus Supplement.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Unless otherwise specified in a Prospectus Supplement, New Notes in definitive form will be issued only as registered Notes without coupons in denominations of $1,000 and in integral multiples thereof authorized by the Company. New Notes may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Security Registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture.

Such transfer or exchange will be effected upon the Company or the Security Registrar being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar with respect to New Notes. The Company may change the place for registration of transfer and exchange of the New Notes and may designate one or more additional places for such registration and exchange. (Sections 2.05 and 4.02).

     The Company shall not be required to (i) issue, register the transfer of or exchange any New Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding New Notes and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any New Notes or portions thereof called for redemption in whole or in part. (Section 2.05).

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in a Prospectus Supplement, payment of principal of and premium, if any, on any New Note will be made only against surrender to the Paying Agent of such New Note. Principal of and any premium and interest on New Note will be payable at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to such New Note.

     Unless otherwise indicated in a Prospectus Supplement, the Trustee initially will act as Paying Agent with respect to New Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts. (Sections 4.02 and 4.03).

     All moneys paid by the Company to a Paying Agent for the payment of the principal of and premium, if any, or interest, if any, on any New Notes that remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable, subject to applicable law, will be repaid to the Company and the holder of such New Note will thereafter look only to the Company for payment thereof. (Section 11.04).

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Notes of each series that are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Notes; provided, that no such modification may, without the consent of the holder of each outstanding Note affected thereby, (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security (as defined in the Indenture) that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, (ii) reduce the percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Notes, the holders of which are required to waive any default and its consequences. (Section 9.02).

     In addition, the Company and the Trustee may execute, without the consent of any holder of Notes, any supplemental indenture for certain other usual purposes including the creation of any new series of Notes. (Sections 2.01, 9.01 and 10.01).

EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of Notes:

          (a) failure for 30 days to pay interest on Notes of that series when due and payable; or

          (b) failure for 3 Business Days to pay principal or premium, if any, on Notes of that series when due and payable whether at maturity, upon redemption, pursuant to any sinking fund obligation, by declaration or otherwise; or

          (c) failure by the Company to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to the Company from the Trustee or the holders of at least 33% in principal amount of the outstanding Notes of that series; or

          (d) certain events involving bankruptcy, insolvency or reorganization of the Company; or

          (e) any other event of default provided for in a series of Notes. (Section 6.01).

     The Trustee or the holders of not less than 33% in aggregate outstanding principal amount of any particular series of Notes may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee. (Sections 6.01 and 6.06).

     The holders of a majority in aggregate outstanding principal amount of any series of Notes have the right to direct the time, method and place of conducting any proceeding for any remedy avail-able to the Trustee for that series. (Section 6.06). Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee indemnity satisfactory to it. (Section 7.02).

     The holders of a majority in aggregate outstanding principal amount of any series of Notes affected thereby may, on behalf of the holders of all Notes of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest when due otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee) or a call for redemption of Notes of such series. (Section 6.06). The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d)).

CONSOLIDATION, MERGER AND SALE

     The Indenture does not contain any covenant that restricts the Company's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of principal or premium, if any, and interest on the Notes. (Section 10.01).

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Notes of any series may be defeased in accordance with their terms and, unless the supplemental indenture or Company Order establishing the terms of such series otherwise provides, as set forth below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Note, to replace destroyed, lost or stolen Notes and to maintain agencies in respect of the Notes) with respect to the Notes of such series and the Indenture ("legal defeasance"). The Company at any time also may terminate as to a series its obligations with respect to the Notes of that series under any restrictive covenant which may be applicable to that particular series ("covenant defeasance").

     The Company may exercise its legal defeasance option notwith-standing its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, the particular series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant which may be applicable to that particular series.

     To exercise either of its defeasance options as to a series, the Company must deposit with the Trustee or any paying agent, in trust: moneys or Eligible Obligations, or a combination thereof, in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Notes of such series that are Outstanding (as defined in the Indenture). Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of such Notes will not recognize gain, loss or income for federal income tax purposes as a result of the satisfaction and discharge of the Indenture with respect to such series and that such holders will realize gain, loss or income on such Notes, including payments of interest thereon, in the same amounts and in the same manner and at the same time as would have been the case if such satisfaction and discharge had not occurred. (Section 11.01).

     In the event the Company exercises its option to effect a covenant defeasance with respect to the Notes of any series and the Notes of that series are thereafter declared due and payable because of the occurrence of any Event of Default other than an Event of Default caused by failing to comply with the covenants which are defeased, the amount of money and Eligible Obligations on deposit with the Trustee may not be sufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable for such payments. (Section 11.01).

GOVERNING LAW

     The Indenture and Notes will be governed by, and construed in accordance with, the laws of the State of New York. (Section
13.05).

CONCERNING THE TRUSTEE

     AEP System companies, including the Company, utilize or may utilize some of the banking services offered by Bankers Trust Company in the normal course of their businesses. Among such services are the making of short-term loans, generally at rates related to the prime commercial interest rate. In addition, Bankers Trust Company serves as Trustee under the Company's Mortgage and Deed of Trust, dated as of May 1, 1949.


                       RECENT DEVELOPMENTS

     Reference is made to page 22 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and page II-4 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 for a discussion of the assessment of long range transport of ozone precursors. On or about August 14, 1997, eight northeast states filed petitions with the United States Environmental Protec-tion Agency ("Federal EPA") under section 126 of the Clean Air Act alleging that nitrogen oxides ("NOx") emissions from sources in upwind midwestern states are significantly contributing to non-attainment of the ambient air quality standards for ozone in the petitioning states. These petitions seek the development of controls for the upwind sources in a rulemaking to be undertaken by Federal EPA. The Company's Big Sandy Plant is included (directly or indirectly) as a source in each of these petitions and the rulemaking could require significant reductions of NOx emissions at this plant. The Company believes that these petitions are without merit and will take appropriate steps to challenge any adverse actions taken with respect to these petitions.


                         LEGAL OPINIONS

     Opinions with respect to the legality of the Notes will be rendered by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York and 1 Riverside Plaza, Columbus, Ohio, counsel for the Company, and by Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, counsel for any underwriters or agents. Additional legal opinions in connection with the offering of the Notes may be given by John M. Adams, Jr. or Ann B. Graf, counsel for the Company. Mr. Adams is Assistant General Counsel, and Ms. Graf is a Senior Attorney, in the Legal Department of American Electric Power Service Corporation, a wholly owned subsidiary of AEP. From time to time, Dewey Ballantine acts as counsel to affiliates of the Company in connection with certain matters.


                             EXPERTS

     The financial statements and related financial statement
schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                      PLAN OF DISTRIBUTION

     The Company may sell the New Notes in any of three ways or in any combination of such ways: (i) through underwriters or dealers;
(ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement relating to a series of the New Notes will set forth the terms of the offering of the New Notes, including the name or names of any underwriters, dealers or agents, the purchase price of such New Notes and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time after the initial public offering.

     If underwriters are used in the sale, the New Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters with respect to a particular underwritten offering of New Notes will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the several obligations of the underwriters to purchase the New Notes will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such New Notes if any are purchased.

     New Notes may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the New Notes in respect of which the Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase New Notes from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Subject to certain conditions, the Company may agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     Estimation based upon the issuance of all of the New Notes in one issuance:

Securities and Exchange Commission Filing Fees . . . . .$ 30,304
Printing Registration Statement, Prospectus, etc.. . . .  25,000
Printing and Engraving New Notes . . . . . . . . . . . .  10,000
Independent Auditors' Fees . . . . . . . . . . . . . . .  15,000
Charges of Trustee (including counsel fees). . . . . . .  16,750
Legal Fees of Counsel. . . . . . . . . . . . . . . . . .  65,000
Rating Agency Fees . . . . . . . . . . . . . . . . . . .  53,500
Miscellaneous Expenses . . . . . . . . . . . . . . . . .  20,000
                                                         -------
     Total . . . . . . . . . . . . . . . . . . . . . . .$235,554
                                                         =======

*Estimated, except for filing fees.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 271B.8-510 of the Kentucky Revised Statutes provides that a Kentucky corporation may indemnify an individual made a party to a proceeding because the individual is or was a director if (i) the individual's conduct was in good faith, (ii) the individual reasonably believed that, in the case of conduct in the individual's official capacity with the corporation, his or her conduct was in the best interests of the corporation and, in all other cases, his or her conduct was at least not opposed to the best interests of the corporation and (iii) in the case of a criminal proceeding, that the director had no reasonable cause to believe that such conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the required standard of conduct. Section 271B.8-520 requires a corporation, unless limited by its articles of incorporation, to indemnify a director who has been wholly successful in the defense of a proceeding against reasonable expenses (including counsel fees) so incurred. Section 271B.8-530 authorizes a corporation to pay for or reimburse the reasonable expenses (including counsel fees) incurred by a director in advance of final disposition of a proceeding upon a determina-tion that in light of the facts then known indemnification is permissible, a written affirmation by the director of his or her good faith belief that the required standard of conduct has been met and an undertaking by the director to repay any such advance if it is ultimately determined that the director did not meet the required standard of conduct. A director may, pursuant to Section 271B.8-540, apply for indemnification to a court of competent jurisdiction. An officer is entitled to mandatory indemnification under Section 271B.8-520 and to apply for court-ordered indemnifi-cation under Section 271B.8-540 to the same extent as a director.
A corporation may indemnify and advance expenses to an officer, employee or agent to the same extent as to a director. A corpora-tion may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent, whether or not the corporation would have power by statute to indemnify the individual against the same liability. Section 271B.8-580 provides that the statutory provisions do not exclude any other rights to indemnifi-cation and advances for expenses that a person may otherwise have. The by-laws of the Company provide for the indemnification of directors and officers of the Company to the full extent permitted by law.

     Reference is made to the Selling Agency Agreement and the Underwriting Agreement, filed as Exhibits 1(a) and (b) hereto, which provide for indemnification, under certain circumstances, of the Company, certain of its directors and officers, and persons who control the Company.

     The Company maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.


ITEM 16.  EXHIBITS.

     Reference is made to the information contained in the Exhibit Index filed as a part of this Registration Statement.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
     10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of New Notes (if the total dollar value of New Notes would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such informa-tion in the registration statement;

     Provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the New Notes, and the offering thereof at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the laws of the Commonwealth of Kentucky, the registrant's By-Laws, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the New Notes, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 15th day of September, 1997.

                              KENTUCKY POWER COMPANY


                              E. Linn Draper, Jr.*
                              Chairman of the Board and
                                 Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURES              TITLE               DATE
          ----------              -----               ----

(i)   PRINCIPAL EXECUTIVE
      OFFICER:               Chairman of the
                             Board and Chief   September 15, 1997
      E. Linn Draper, Jr.*  Executive Officer

(ii)  Principal Financial
      Officer:

      G. P. Maloney*         Vice President    September 15, 1997

(iii) Principal Accounting
      Officer:

      P. J. DeMaria*           Controller      September 15, 1997

(iv)  A Majority of the
      Directors:

      E. Linn Draper, Jr.*
      P. J. DeMaria*
      Wm. J. Lhota*
      G. P. Maloney*
      J. J. Markowsky*
      J. H. Vipperman*                         September 15, 1997

*By:  ____/s/_A._A._Pena_______
            A. A. Pena
      (A. A. Pena, Attorney-in-Fact)

                          EXHIBIT INDEX

      Certain of the following exhibits, designated with an asterisk (*), are filed herewith. The exhibits not so designated have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Section 201.24 and Section 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

EXHIBIT NO.                   DESCRIPTION
-----------                   -----------

* 1(a) -- Copy of proposed form of Selling Agency Agreement for the New Notes.

* 1(b) -- Copy of proposed form of Underwriting Agreement for the New Notes.

* 4(a) -- Copy of proposed form of Indenture to be entered into between the Company and Bankers Trust Company, as Trustee, for the Notes.

* 4(b) -- Copy of proposed form of Company Order for the New
          Notes.

* 5    -- Opinion of Simpson Thacher & Bartlett with respect to
          the New Notes.

 12    -- Statement re: Computation of Ratios [Quarterly Report on
          Form 10-Q of the Company for the period ended June 30, 1997, File No. 1-3457, Exhibit 12].

*23(a) -- Consent of Deloitte & Touche LLP.

*23(b) -- Consent of Simpson Thacher & Bartlett (included in
          Exhibit 5 filed herewith).

*24    -- Powers of Attorney and resolutions of the Board of
          Directors of the Company.

*25(a) -- Form T-1 re: Eligibility of Bankers Trust Company to act as Trustee under the Indenture.

[H:\FINANCE\KPCO\EDDOCS\KPCO-S-3]